Exhibit 23.2

              CONSENT OF SNC-LAVALIN ENGINEERS & CONSTRUCTORS INC.

         We hereby consent to the incorporation by reference in this Annual Report (Form 40-F) of Crystallex International Corporation (the "Company") of references to and a summary of (i) the feasibility study completed by us and other independent consultants in September 2003 entitled "Las Cristinas Project, Feasibility Study, September 2003 (20,000 t/d Feasibility Study)" and (ii) the development plan completed by us and other independent consultants in August 2005 entitled "Development Plan--2005, Update to the Feasibility Study Issued September 2003 (Development Plan)" (collectively, the "Incorporated Information"), included in the Annual Information Form for the Company for the fiscal year ended December 31, 2006.

         We also hereby consent to the incorporation by reference of the Incorporated Information into all of the Company's outstanding registration statements on Forms F-2, F-3, F-10 and S-8 that have been filed with the Securities and Exchange Commission.

         The work and/or services described in the following sections of (i) and
(ii) above were performed, and the opinions in respect thereof are expressed, by others and edited by us for consistency of format only:

         1.1 Geology and resources (including mineral resource estimates based on estimates performed by the Company);

         1.2 Open Pit mine design;

         1.3 Metallurgical test work;

         1.4 Geotechnical test work;

         1.5 Environmental baseline data field work;

         1.6 General and Administration costs for the operating cost estimate;
         and

         1.7 Owner's costs input for the capital cost estimate.

         We have not taken any steps to audit or confirm such information and, as such, we express no opinions in respect of these matters.


         Dated this 30th day of March, 2007.


                                                    SNC-LAVALIN ENGINEERS &
                                                    CONSTRUCTORS INC.

                                                    /s/ SNC-LAVALIN ENGINEERS
                                                    & CONSTRUCTORS INC.
                                                    --------------------------
                                                    Authorized Signatory